UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2009.

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras Street, Suite 1900	70130
(Address of principal executive offices)	(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective May 7, 2009, Tidewater Inc. (the “Company”) revised its Code of Business Conduct and Ethics (the “Revised Code of Business Conduct”). The Company, as part of its corporate governance practices, periodically reviews the Code of Business Conduct. As a result of that review, the Company’s Board of Directors approved revisions or additions to certain sections of the prior Code of Business Conduct. The revised Code is similar to the existing Code of Business Conduct and Ethics. Primarily, the Code has been updated to expand certain provisions and reorganized around certain compliance “themes,” and certain sections have been added to include issues of particular importance to Tidewater (e.g., U.S. economic sanctions and export control laws, anti-terrorism and anti-money laundering laws, customs laws). A copy of the Revised Code of Business Conduct is attached as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference. The Revised Code of Business Conduct is also available on the Company’s website at www.tdw.com by clicking on “Governance” and then “Code of Business Conduct and Ethics.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

14.1	Code of Business Conduct and Ethics of Tidewater Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ Quinn P. Fanning

Quinn P. Fanning Executive Vice President and Chief Financial Officer

Date: May 8, 2009

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